Exhibit 10.3

In Marbella 4th of March two thousand and twelve.

METON ONE SIDE, MR. PETER STUART ROGERS, full age, british nationality, ID card nr X5095377A, with address for notification purposes at the office of the solicitor Mr. Jose Javier Alonso Arbeo in calle Maria Auxiliadora, 2 A, Edificio Pata-Pata, Planta 13, Oficina 8. 29602 Marbella, Malaga.

ON THE OTHER SIDE, JEREMY DEAN HARRIS, full age, married, british nationality, with ID card X3570493L, with address for notification purposes at Carretera de Coin, 39. 29140 Churriana - Malaga.

                                     ACTING

Mr. Peter Stuart Rogers on his own name and behalf.

Mr.  Harris,  sole  administrator,  on behalf of ARROW CARS SL, with Tax ID nr.:
692914282 and address in Avenida de Mijas, 1, oficina 1, 29630 Benalmadena Costa, incorporated before the Notary of Benalmadena Mrs. Amelia Marfn Garci'a on the 21st of January 2.008 with the number 76 of her "protocolo" and registered in the Malaga Company's House to the volume 4467, book 3376, page 196, sheet MA-95972.

                                     EXHIBIT

I. That Mr. Rogers provided services to the company ARROW CARS S.L. since 29th of January 2.009 to 10th of November 2010.

II. That on the 10th of November 2010, ARROW CARS SL decided the unilateral cancellation of the legal relationship existing with Mr. Rogers, who as a consequence, sued the Company in arbitration before the CMAC, claiming for sums and null dismissal, with the procedure numbers 12627/2010 and 12625/10 of 3ra of December 2010 respectively.

III. That the corresponding arbitration hearing occurred with no agreement between the parties on December the 20th 2010.

IV. That as a consequence of unilateral cancellation of the contract of services established between the parties, ARROW CARS S.L. agrees to pay the amount of EIGHTEEN THOUSAND FIVE HUNDRED EUROS (18.500,00 (euro)) as economic compensation for the early termination of the contract to Mr. Peter Stuart Rogers. The above mentioned amount, as per the tax advisor of the company opinion do not carry IVA. Nevertheless if the Tax Office, would claim the amount corresponding to IVA, ARROW CARS S.L,, or the new company that will be incorporated will pay immediately and on first request the amount of IVA claimed to Mr. Peter Rogers with its interests and in any case the penalty.

The payment of the above mentioned amount will be done in the following way:

1. FOURTEEN THOUSAND EUROS (14.000,00 (euro)) which Mr. Rogers receives now through bankers draft payable to Mr. Peter Stuart Rogers.

2. FOUR THOUSAND FIVE HUNDRED EUROS (4.500,00 (euro))which Mr. Rogers receives now through bankers draft payable to Mr. Peter Stuart Rogers. Attached as prove of what has been stated before are photocopy of the bankers draft, as docs 1 and 2.
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V.   That Mr.  Peter  Stuart  Rogers  states  in this act that the  relationship between him and ARROW CARS S.L. always has been commercial and not a labor relation, committing in this document and since now, to relinquish to the claim of sums presented before the Labor Court n? 13 of Malaga, identified as Ordinary Labor Procedure 1275/2010 and to the claim for null dismissal, presented initially, before the CMAC, with the number 12625/10 and later before the Labor Court; and therefore to present before the corresponding Labor Courts the documents relinquishing the previously mentioned claims. The relinquish will be effective, in any case, before the hearing in Court. With the payment of the amounts mentioned in the clause before, and the fulfillment of the terms and conditions of this document, and in case, the payment of the amounts established in the clause Eighth of this contract, the parties do not have anything to claim to each other.

VI. That ARROW CARS S.L. with the intention to develop its business and in order to give the company enough viability for the future, has decided to take the needed measures to list the Company in a Secondary Public Stock Market of the Unites States of America, in order to get private investors providing them the legal guarantees given by the financial public markets.

VII. With the intention above mentioned, the company has been advised in relation to the size of the company and the business sector which is involved, to apply for the listing in Secondary United States Markets called OTCBB and OTCQB.

VIII.The date of listing is planned for 30!h of September 2011. The date of listing do not affect the terms of this contract.

IX. In case the Listing take place in any of the Secondary Markets mentioned above, or in any other Market, successfully, by ARROW CARS S.L., the company commits with Mr. Peter Stuart Rogers to give him the following gratuity:

A first payment of FIFTY THOUSAND EUROS (50.000,00 (euro)) to Mr. Peter Stuart Rogers, between 12 and 16 weeks after successful listing of the Company in the Markets of the company mentioned.

The mentioned amount will be deposited in the current account of the Solicitor Mr. Jose Javier Alonso Arbeo, account number **** **** ** ********** of Banco Santander Central Hispano.

A second payment of FIFTY THOUSAND EUROS (50.000,00 (euro)) to Mr. Peter Stuart Rogers, 12 months later the successful flotation.

The mentioned amount will be deposited in the current account of the Solicitor Mr. Jose Javier Alonso Arbeo, account number **** **** ** ********** Of Banco Santander Central Hispano.

Before flotation ARROW CARS S.L. will include in the declaration sent to the competent bodies, the commitment acquired with Mr. Peter Rogers through this document. The document where appear the acquired commitment with Mr. Rogers will be sent to Mr. Alonso Arbeo.

V. Both parties agree that the successful flotation of the company will be determined by the following condition: Given that the purpose of listing in the Secondary Markets is caused by the need of the company to get enough funds to secure the economic and future viability of the company, the success of the flotation in the Official Markets will be considered the achievement, by ARROW CARS S.L., of effective investment, for a minimum amount of FOUR MILLION EUROS (4.000.000,00 (euro)).

X. The information about the date of listing will be communicated to the solicitor Jose Javier Alonso arbeo, within the first 15 days after that date. Since that date ARROW CARS S.L. will communicate to Mr. Alonso Arbeo the results obtained. The date the amount mentioned in clause IX will be reached, ARROW CARS S.L. will communicate immediately to the mentioned solicitor the success of the transaction. The communications by ARROW CARS S.L. to the solicitor will be made by burofax.

The addresses for notification purposes are:

Peter Rogers.- Office of the solicitor Jose Javier Alonso Arbeo, placed in calle Maria Auxiliadora, 2 A, Edificio Pata-Pata, Planta 1*, Oficina 8. 29602 Marbella, Malaga.

Arrow cars S.L. the one at the begining of this document.

XI. Through the obtaining of the above mentioned figure ARROW CARS S.L. will, firstly satisfy the commitments with MR. PETER STUART ROGERS.

XII. Since ARROW CARS S.L. achieve the total investment for the amount mentioned in clause IX the periods agreed in clause VIII wilt be applicable.

XIII.That Mr. Peter Stuart Rogers commit not to carry any kind of activity that could damage the image of the company, or its market value in the process of flotation.

XIV. This contract will be valid whatever will be the legal form that ARROW CARS S.L. will use, even in the cases of merging/acquisition or any other legal mechanism; being the "levantamiento del velo" the theory that will prevail to interpret this contract.

XV. To solve any litigious matter derived from this contract, both parties agree to submit to the Arbitration Court of Malaga, Fundacion Arbitral of the Malaga Law Society, which must be arbitration in law, which will decide the designation of arbitrator and the administration of the arbitration.

XVI. This contract, although written in Spanish, has been properly translated into English by MR. JOSE JAVIER ALONSO ARBEO, solicitor with professional address in calle Maria Auxiliadora, 2 A, Edificio Pata-Pata, Planta 1(degree), Oficina 8. 29602 Marbella, Malaga, and ID card 07855101 A and MR. SERGIO PEREZ CONEJO, solicitor with professional address in calle Sierra Blanca, 1 Edificio Los Almendros, 2(degree) C, 29602 Marbella, Malaga, with ID card 25.697.097W, who sign this document as witnesses, accepting both parties the content of the document.

XVII.And as prove of approval, both parties sign this document in duplicate, in the town and dates above mentioned.